                                                                     EXHIBIT 2.2

AMENDMENTS TO OPERATING AGREEMENT OF NYFIX MILLENNIUM,  L.L.C. AS OF NOVEMBER 1,
2000

                        AMENDMENTS TO OPERATING AGREEMENT
                        ---------------------------------

            To  enable  NYFIX   Millennium,   L.L.C.  (the  "Company")  to  sell
additional  membership  interests on the terms consented to by the seven initial investors,  the following  amendments to the Limited Liability Company Operating
Agreement of the Company are hereby made:

            1.   Two new  definitions  are  hereby  added  to  Article  I of the
                 Agreement and read as follows:

                      "1.26 Second Traunche  Dividend.  A dividend of cash in an amount equal to 1% of the Company's  Profits in the fiscal
                      quarter   immediately   prior  to  the   payment  of  such
                      dividend."

                      "1.27  Second  Traunche  Member.  Each Member who became a
                      Member between  November 1, 2000 and March 31, 2001. There shall not be  permitted  more than  five  Second  Traunche
                      Members."

            2.   To  clarify  the  make-up  of the  Board  of  Directors  of the
                 Company,  Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following (to be effective as of the inception of the Company):

                        "6.2 Board  Members.  (a) The Board of  Directors of the
                        Company  shall  initially  consist  of voting  directors
                        (collectively,  the "Voting Directors") to be determined
                        as follows: (i) one to be designated by Trinitech,  (ii)
                        one to be designated by the Members other than Trinitech
                        (the  "Non-Trinitech  Members"),   (iii)  one  executive
                        officer of the Company to be  designated  by the Company
                        and (iv) two to be designated by the Advisory  Directors
                        (as defined below).  The Voting Directors may be changed
                        by the applicable designator(s) from time to time.

                              (b) In  addition  to  the  Voting  Directors,  the
                        Company shall also have a number of non-voting  advisory
                        board members  (collectively,  the "Advisory Directors")
                        equal to the number of Non-Trinitech  Members, such that
                        one  Advisory  Director  shall  be  designated  by  each
                        Non-Trinitech  Member.  Each Advisory Director appointed
                        to the Board of Directors shall have the right to attend
                        all board meetings and to participate in all discussions
                        regarding  the   management  of  the  Company  and  make
                        recommendations to the Voting Directors.  The two Voting
                        Directors  designated  by the Advisory  Directors  shall
                        cast votes as  instructed  by a majority of the Advisory
                        Directors.

                              (c) All decisions  relating to the  management and
                        operations of the Company shall be made solely through a
                        majority  vote of the Voting  Directors,  subject to the
                        provisions   of  Section   II(4)  of  the   Subscription
                        Agreements  between the Company,  Trinitech  and each of
                        the other Members  (i.e., a majority of the Members must
                        approve  any  change  in the  nature  of  the  Company's
                        business or in the type of its customers).

                              (d)  Notwithstanding   anything  to  the  contrary
                        contained in this  Section  6.2, in the event  Trinitech
                        exercises its Option pursuant to Article XII below, then
                        the Board of Directors  shall consist of a total of five
                        (5) Voting  Directors to be determined  as follows:  (i)
                        three to be designated by Trinitech,  (ii) one executive
                        officer of the Company to be  designated  by the Company
                        and (iii) one to be designated by the Advisory Directors
                        to  cast a vote as  instructed  by the  majority  of the
                        Advisory Directors.  The designees may be changed by the
                        applicable  designator(s) from time to time. The holders
                        of a majority of the  Membership  Interests may increase
                        or  decrease  (but not below  five) the number of Voting
                        Directors."

              3.    Section  7.1 of  the  Agreement  is  hereby  amended  by (i)
                    deleting  the term  "Initial  Members"  in the two places it appears and placing in its stead the term "Members" and (ii)
                    adding the following sentence to the end of such section:

                        "No further Capital  Contribution shall be required of a
                        Member, except as agreed to by that Member."

              4.    Section  8.1(a) of the  Agreement  is hereby  deleted in its entirety and replaced with the following:

                        "(a)  Profits.   After  giving  effect  to  the  special
                        allocations  set  forth in  Sections  8.3,  8.4 and 8.6,
                        Profits for any Fiscal  Period shall be allocated to the
                        Non-Trinitech  Members in accordance with Section 8.5(a)
                        and the balance to Trinitech."

              5.    Section  8.1(b) of the  Agreement  is hereby  deleted in its entirety and replaced with the following:

                              "(b) Losses.  After  giving  effect to the special
                        allocations  set forth in Sections  8.4 and 8.5,  Losses
                        shall be allocated in the following order of priority:

                                    (i) first,  as to the first Losses up to the
                             product  of (x)  $2,000,000  multiplied  by (y) the
                             number of Initial  Members (other than  Trinitech),
                             to the Initial Members (other than  Trinitech),  in
                             proportion   to   their    respective    Membership
                             Interests,   but  only  to  the   extent  of  their
                             respective Capital Account balances;

                                    (ii) second, to the Second Traunche Members,
                             in  proportion  to  their   respective   Membership
                             Interests,   but  only  to  the   extent  of  their
                             respective Capital Account balances;

                                    (iii) third,  to Trinitech,  but only to the
                             extent of its Capital Account balance; and

                                    (iv) then,  the balance,  if any,  among the
                             Members   in   proportion   to   their   respective
                             Membership Interests."

              6.    Section  8.2(a) of the  Agreement  is hereby  deleted in its entirety and replaced with the following:

                              "(a) Dividends. Distributions shall be made (i) to
                        the Initial  Members (other than Trinitech) in an amount
                        equal to 20% of the Profits for any Fiscal Period, which
                        distribution shall be the Special Dividend allocated and
                        paid  pursuant  to the  provisions  set forth in Section
                        8.2(b)  below and (ii)  except as provided to the Second
                        Traunche  Members  pursuant to Section 8.2(c) below,  to
                        Trinitech  in an amount  equal to 80% of the Profits for
                        any Fiscal Period.  The distributions to Trinitech shall
                        be made at such time or times as the Board of  Directors
                        shall  determine  consistent with the provisions of this
                        Agreement."

              7.    Section  8.2(b)  of  the  Agreement  is  hereby  amended  by deleting  the  term  "Non-Trinitech  Member"  each  time  it appears in such  section and placing in its stead the phrase
                    "Initial Members (other than Trinitech)".

              8.    A new Section  8.2(c) is hereby added to the  Agreement  and reads as follows:

                              "(c) Second Traunche Dividends.  A Second Traunche
                        Dividend of 1% (see Section 1.26 above) shall be paid to
                        such  Second  Traunche  Member out of the  amounts  that
                        would otherwise be paid to Trinitech pursuant to Section
                        8.2(a) above."

              9.    Section  8.5 of  the  Agreement  is  hereby  deleted  in its entirety and replaced with the following:

                              "8.5 Allocations  Relating to Non-Trinitech Member
                        Dividends.

                                 (a)  Any  Initial  Member  or  Second  Traunche
                               Member  allocated  a Special  Dividend  or Second
                               Traunche  Dividend,  as the case may be, pursuant
                               to  Section  8.2  shall  also be  allocated  that
                               percentage of the Profits for the fiscal  quarter
                               that relates to such Member's dividend.

                                 (b)  The  amount  of any  Special  Dividend  or
                               Second  Traunche  Dividend,  as the  case may be,
                               shall be  charged  against  and shall  reduce the
                               Capital Accounts of the Non-Trinitech  Members in
                               accordance  with the  distributions  to each such
                               Non-Trinitech  Member pursuant to Sections 8.2(b)
                               and 8.2(c)."

              10.   Section  10.2(c)  of the  Agreement  is  hereby  amended  by inserting  the words "If  requested  by the  Board,"  at the beginning of such Section.